EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN
UPCOMING INVESTOR CONVERENCES

EL PASO, Texas - May 9, 2014 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Morgan Stanley Refining Corporate Access Day, in New York City, on Monday, May 12, 2014.

Western management will also participate in the Citibank 2014 ICG Markets-Equities: Global Energy & Utilities Conference ("Citibank Conference") in Boston, on Wednesday, May 14, 2014. The presentation is scheduled for 11:00 a.m. EDT and will be webcast live.

The materials from both conferences and the link to the Citibank Conference live webcast will be available beginning Monday, May 12, 2014, on the Investor Relations section of Western's website at www.wnr.com and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.